UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2008

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On September 18, 2008, the Board of Directors and Audit Committee of Point.360 (the “Company”) decided to restate the consolidated balance sheets and consolidated statements of invested and shareholders’ equity to properly state deferred tax assets and invested equity. The restatement will not affect the Company’s consolidated statements of income (loss) or consolidated statements of cash flows.

The restatement involves restating the Company’s consolidated balance sheets and consolidated statements of invested and shareholders’ equity as of and for the years ended December 31, 2005 and 2006, the six months ended June 30, 2007, and three, six and nine month periods ended September 30, 2007, December 31, 2007 and March 31, 2008. Specifically, when the Company was spun off from its predecessor, Old Point.360, on August 14, 2007, there was an error in the allocation of deferred tax attributes associated with the assets contributed by Old Point.360 to the Company. The result of the error was to overstate the Company’s historical deferred tax liability and understate the invested equity in the Company by $3,448,000.

As a result of the foregoing, the Company intends to reflect the restated balances in its historic consolidated balance sheets and consolidated statements of invested and shareholders’ equity in its Form 10-K to be filed for the fiscal year ended June 30, 2008.

Our Audit Committee discussed the restatement shown above with Singer Lewak, LLP, our independent registered public accounting firm.

The effects of the restatements will be as follows (amounts in thousands):

	Deferred Income Tax Liability		Parent Company’s Invested Equity
As of:	As Previously Reported	Restated	As Previously Reported	Restated
December 31, 2004			$ 17,093	$ 20,541
December 31, 2005			16,309	19,757
December 31, 2006	$ 4,278	$ 830	13,976	17,424
June 30, 2007	4,216	768	20,587	24,035

			Common Stock
			As Previously Reported	Restated
September 30, 2007	$ 4,632	$ 1,184	$ 17,632	$ 21,080
December 31, 2007	4,107	659	17,632	21,080
March 31, 2008	4,226	778	17,632	21,080

			Total Shareholders’ Equity
			As Previously Reported	Restated
September 30, 2007			$ 26,407	$ 29,855
December 31, 2007			26,533	29,981
March 31, 2008			26,710	30,158

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

September 18, 2008	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer